Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4 TO MASTER REPURCHASE AGREEMENT

AMENDMENT NO. 4 TO MASTER REPURCHASE AGREEMENT, dated as of October 5, 2016 (this “Amendment”), between RFT JPM LOAN, LLC (f/k/a ARC RFT JPM LOAN, LLC) (“Seller”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”) and solely for the purposes of Section 4(b), REALTY FINANCE SPECIAL LIMITED PARTNERSHIP, LLC and REALTY FINANCE ADVISORS, LLC. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Uncommitted Master Repurchase Agreement, dated as of June 18, 2014 (as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of June 24, 2015, as further amended by that certain Amendment No. 2 to Master Repurchase Agreement, dated as of September 28, 2015, as further amended by that certain Amendment No. 3 to Master Repurchase Agreement, dated as of December 29, 2015, as amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”); and

WHEREAS, Seller and Buyer have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement shall be amended as set forth in this Amendment; and Realty Finance Trust, Inc. (f/k/a ARC Realty Finance Trust, Inc.) (“Guarantor”) has agreed to make the acknowledgements set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

Section 1.  Amendments to Master Repurchase Agreement.

(a)  Article 2 of the Repurchase Agreement is hereby amended by inserting the following new definitions in correct alphabetical order:

“Advisor” shall mean the “New Advisor” as defined in the Assignment Agreement.

“Advisory Agreement” shall mean the “New Advisory Agreement” as defined in the Assignment Agreement.

“Assignment Agreement” shall mean that certain Assignment, Assumption and Asset Purchase Agreement, dated as of September 23, 2016, by and among Realty Finance Special Limited Partnership, LLC, a Delaware limited liability company, Realty Finance Advisors, LLC, Benefit Street Partners L.L.C., a Delaware limited liability company, and AR Global Investments, LLC, a Delaware limited liability company.

“Assignment Agreement Closing Date” shall mean the “Closing Date” as defined in the Assignment Agreement.

“Fourth Amendment Effective Date” shall mean October 5, 2016.

“Fourth Amendment Purchased Asset” shall mean any Purchased Asset for which the related Purchase Date is on or after the Fourth Amendment Effective Date.

“Upsize Fee” shall have the meaning specified in the Fee Letter.

(b)  The definition of “Cash Equivalents”, as set forth in Article 2 of the Repurchase Agreement, is hereby amended and restated in its entirety to read as follows:

“Cash Equivalents” shall mean, as of any date of determination, marketable securities issued or directly and unconditionally guaranteed as to interest and principal by the United States Government; provided that, solely for the purpose of satisfying the Liquidity Requirement, Cash Equivalents shall include fifty percent (50%) of the excess of (a) the fair market value (as determined by Buyer in its sole discretion) of CMBS securities owned by Guarantor, over (b) the aggregate amount of Indebtedness (including, without limitation, repurchase obligations) secured by such CMBS securities owned by Guarantor (but the aggregate amount of Cash Equivalents included pursuant to this proviso shall not exceed $5,000,000).

(c)  The definition of “Change of Control”, as set forth in Article 2 of the Repurchase Agreement, is hereby amended by inserting the following language at the end thereof immediately preceding the period: “or (c) after the Assignment Agreement Closing Date, (i) the occurrence of any sale, merger, consolidation or reorganization of Advisor with or into any entity that is not an Affiliate of the Advisor, or (ii) Advisor ceases for any reason to act as the advisor of Seller or the Purchased Assets.”

(d)  The definition of “Liquidity Requirement”, as set forth in Article 2 of the Repurchase Agreement, is hereby amended by deleting the number “$25,000,000” in clause (a) thereof and inserting the number “$35,000,000” in lieu thereof.

(e)  The definition of “Maximum Facility Amount”, as set forth in Article 2 of the Repurchase Agreement, is hereby amended and restated in its entirety to read as follows:

“Maximum Facility Amount” shall mean $300,000,000.

(f)  Article 10 of the Repurchase Agreement is hereby amended by inserting the following new Article 10(m) in correct alphabetical order:

(m)  at any time after the Fourth Amendment Effective Date, permit the Advisory Agreement to be amended, restated, supplemented, terminated, replaced or otherwise modified without Buyer’s prior written consent not to be unreasonably withheld, conditioned or delayed.

(g)  The first sentence of Article 11(n) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay as and when due all costs, fees and expenses required to be paid by it under the Transaction Documents, including but not limited to the Structuring Fee, the Exit Fee, the Extension Fee, the Upsize Fee and the Temporary Upsize Fee.

(h)  Article 12(a)(xvii) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

(xvii)       any representation (other than the representations and warranties of Seller set forth in Exhibit VI and Article 9(b)(x)(D), which shall be used solely by Buyer to determine the Market Value of the affected Purchased Asset) made by any of Seller, Realty Finance Special Limited Partnership, LLC and/or Realty Finance Advisors, LLC to Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated;

(i)  Schedule 1 to the Third Amendment is hereby amended and restated in its entirety to read as set forth on Schedule 1 attached hereto.

Section 2.  Conditions Precedent. This Amendment shall become effective on the first date (the “Fourth Amendment Effective Date”) on which this Amendment is executed and delivered by a duly authorized officer of each of Seller, Buyer and Guarantor, along with (a) delivery to Buyer of a fully-executed Amendment No. 2 to Fee and Pricing Letter, dated as of the date hereof (the “Fee Letter Amendment”), between Seller and Buyer and (b) payment to Buyer of the Upsize Fee.

Section 3.  Conditions Subsequent. Within fifteen (15) Business Days following the Fourth Amendment Effective Date, Seller and Guarantor shall deliver to Buyer such opinions of counsel to Seller and Guarantor, as requested by Buyer.

Section 4.  Representations and Warranties.

(a)  On and as of the date first above written, Seller hereby represents and warrants to Buyer that (i) it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, (ii) after giving effect to this Amendment, no Default or Event of Default under the Repurchase Agreement has occurred and is continuing, and (iii) after giving effect to this Amendment, the representations and warranties contained in Article 9 of the Repurchase Agreement are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all respects as of such other date).

(b)  Realty Finance Special Limited Partnership, LLC and Realty Finance Advisors, LLC each hereby represents and warrants for the benefit of Buyer that (i) each of the representations and warranties made by Realty Finance Special Limited Partnership, LLC and/or Realty Finance Advisors, LLC in Article 2 of the Assignment Agreement in favor of Benefit Street Partners L.L.C. are true and correct in all material respects (and such representations and warranties are hereby deemed incorporated by reference herein as if fully set forth herein) and (ii) the terms of the Assignment Agreement were negotiated on an arm’s length basis by each of the parties thereto.

Section 5.  Acknowledgments of Guarantor.  Guarantor hereby acknowledges (a) the execution and delivery of this Amendment and the Fee Letter Amendment and agrees that it continues to be bound by that certain Guarantee Agreement, dated as of June 18, 2014 (the “Guarantee Agreement”), made by Guarantor in favor of Buyer to the extent of the Obligations (as defined therein), as such obligations may be increased in connection with the increase of the maximum facility size, and otherwise modified, pursuant to this Amendment and the Fee Letter Amendment, and (b) that, as of the date hereof, Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guarantee Agreement and each of the other Transaction Documents.

Section 6.  Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Transaction Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that on and after the date hereof, (a) all references in the Repurchase Agreement to the “Transaction Documents” shall be deemed to include, in any event, this Amendment, and (b) each reference to the “Repurchase Agreement” in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement as amended hereby.

Section 7.  Counterparts. This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (.PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

Section 8.  Costs and Expenses. Seller shall pay Buyer’s reasonable actual out of pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.

Section 9.  Submission to Jurisdiction. Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Amendment or relating in any way to this Amendment.

The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Repurchase Agreement. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 9 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against Seller or its property in the courts of other jurisdictions.

Section 10.  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT.

Section 11.  GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
a national banking association organized under the laws of the United States

By:	/s/ Thomas N. Cassino
Name: Thomas N. Cassino
Title: Executive Director

SELLER:

RFT JPM LOAN, LLC,
a Delaware Limited Liability Company

By:	/s/ Jerome Baglien
Name: Jerome Baglien
Title: Chief Financial Officer

Acknowledged and Agreed:

REALTY FINANCE TRUST, INC., a
Maryland corporation, in its capacity as
Guarantor, and solely for purposes of
acknowledging and agreeing to the terms
of this Amendment:

By:	/s/ Jerome Baglien
Name: Jerome Baglien
Title: Chief Financial Officer

SOLELY FOR PURPOSES OF SECTION 4(b):

REALTY FINANCE ADVISORS, LLC

By: Realty Finance Special Limited Partnership, LLC, its sole member

By: American Realty Capital VIII, LLC, its sole member

By: AR Global Investments, LLC, its sole member

By:	/s/ Edward M. Weil, Jr
Name: Edward M. Weil, Jr.
Title: Chief Executive Officer

REALTY FINANCE SPECIAL LIMITED PARTNERSHIP, LLC

By: American Realty Capital VIII, LLC, its sole member

By: AR Global Investments, LLC, its sole member

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: Chief Executive Officer